SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

Radiant Systems, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022

(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (770) 576-6000

(Former name or former address if changed since last report)

Item 7.     Financial Statements and Exhibits.

(a)	Financial Statements: None

(b)	Pro Forma Financial Statements: None

(c)	Exhibits. The following exhibits are filed with this Report:

        99.1—Press Release of the Registrant (May 1, 2003)

Item 9.    Regulation FD Disclosure

The information included in this section is being forwarded pursuant to Item 12. “Results of Operations and Financial Condition” and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On May 1, 2003, the Company issued a press release announcing its financial results for the three months ended March 31, 2003. A copy of the press release is filed herewith as Exhibit 99.1. The press release includes a “non-GAAP financial measure”, as such term is defined in Regulation G under the Securities Act of 1933, as amended, with respect to the inclusion of “net loss before certain lease settlement costs.” The net loss before lease settlement costs is included to provide additional information as these costs are an unusual item for the Company which relate to lease settlement fees associated with the closure of certain offices in California in January 2001. A reconciliation of this non-GAAP financial measure to net loss determined in accordance with GAAP is as follows:

RADIANT SYSTEMS, INC.

Reconciliation of Net (Loss) Income Before Non-Recurring Charges to Net (Loss) Income

	For the three months ended
	March 31, 2003	March 31, 2002
Net (loss) income before non-recurring charges	$(2,671)	$1,497

Non-recurring charges:
Lease commitment fees	550	—

Net (loss) income	$(3,221)	$1,497

Basic (loss) income per share:
(Loss) income before nonrecurring charges	$(0.10)	$0.05
Non-recurring charges	0.01	—

Total basic (loss) income per share	$(0.11)	$0.05

Diluted (loss) income per share:
(Loss) income before nonrecurring charges	$(0.10)	$0.05
Non-recurring charges	0.01	—

Total diluted (loss) income per share	$(0.11)	$0.05

Weighted average shares outstanding:
Basic	28,011	27,560

Diluted	28,011	29,006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ JOHN H. HEYMAN
John H. Heyman Co-Chief Executive Officer

Dated: May 5, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Name
99.1	Press Release dated May 1, 2003